Exhibit 11

                        STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS


                                                                YEAR ENDED MARCH 31
                                                       1998            1997           1996
                                                    -----------    -----------    -----------
Basic and Diluted
Average common shares outstanding                     1,754,342      1,400,423      1,273,274

Net effect of dilutive  stock  options - based on
the  treasury  method  using average market price            --             --             --
                                                    -----------    -----------    -----------
Total                                                 1,754,342      1,400,423      1,273,274
                                                    -----------    -----------    -----------
(Loss) income from continuing operations            $  (206,108)   $   126,731    $  (778,332)
Preferred stock dividends                               162,000        162,000        203,836
                                                    -----------    -----------    -----------

(Loss) income applicable to common stockholders        (368,108)       (35,269)      (982,168)
                                                    ===========    ===========    ===========
